UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2025

Standard BioTools Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34180 (Commission File Number)	77-0513190 (I.R.S. Employer Identification Number)
2 Tower Place, Suite 2000 South San Francisco, California 94080
(Address of principal executive offices and zip code)
(650) 266-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

On August 28, 2025, Standard BioTools Inc. (the “Company”) determined to consolidate its South San Francisco-based R&D capabilities into its Singapore facility to co-locate with its manufacturing operations and to implement a reduction-in-force of certain U.S. employees in the Company’s R&D function, including members of its management team. This is part of a plan to restructure the Company’s operating expenses to improve operational efficiency and reduce operating costs, while supporting the execution of the Company’s long-term strategic plan.

The Company currently expects expenses related to the reduction-in-force, consisting primarily of cash severance and termination benefits and related costs, to be approximately $3.6 million, which includes approximately $0.9 million of non-cash expenses related to vesting of share-based awards. These estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the operational restructuring plan, including the reduction-in-force. The Company expects these costs to be payable over the next several months.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the expected costs and timing of costs associated with the reduction-in-force and expected reductions of operating expenses. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s costs may be greater than anticipated and the workforce and operating expense reductions may have an adverse impact on the Company’s sales and development activities. Additionally, these forward-looking statements should be considered in conjunction with the cautionary statements and risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and its other filings filed from time to time with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statement, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 3, 2025	STANDARD BIOTOOLS INC.

		By:	/s/ Alex Kim
		Name:	Alex Kim
		Title:	Chief Financial Officer